BOND AMENDMENT AGREEMENT


     THIS BOND AMENDMENT AGREEMENT (the "Agreement") is made effective as of the 5th day of January, 2001, by and among Derma Sciences, Inc., a Pennsylvania corporation with offices located at 214 Carnegie Center, Suite 100, Princeton, New Jersey ("Company"), and Galen Partners III, L.P., a Delaware limited partnership with offices at 610 Fifth Avenue, New York, New York 10020, Galen Partners International III, L.P., a Delaware limited partnership with offices at 610 Fifth Avenue, New York, New York 10020 and Galen Employee Fund III, L.P., a Delaware limited partnership with offices at 610 Fifth Avenue, New York, New York 10020 (these latter individually, a "Bondholder" and collectively, the "Bondholders").

     IN CONSIDERATION of the mutual promises and covenants herein contained, the Company and each of the Bondholders agree as follows:

     1. APPLICABILITY. This Agreement applies to, and modifies, those certain convertible bonds of the Company, including the Terms and Conditions thereof, (collectively, the "Bonds") hereinbelow described:

  SERIES C CONVERTIBLE BONDS ORIGINALLY DUE AUGUST 15, 2000 ("SERIES C BONDS")

Bondholder                                Certificate No.    Principal Amount
                                          ---------------    ----------------
Galen Partners III, L.P.                        CB-6               $22,839.00
Galen Partners International III, L.P.          CB-7                $2,067.00
Galen Employee Fund III, L.P.                   CB-8                   $94.00

 SERIES D CONVERTIBLE BONDS ORIGINALLY DUE DECEMBER 31, 2000 ("SERIES D BONDS")

Bondholder                                Certificate No.    Principal Amount
                                          ---------------    ----------------
Galen Partners III, L.P.                        CBB-1             $411,104.00
Galen Partners International III, L.P.          CBB-2              $37,212.00
Galen Employee Fund III, L.P.                   CBB-3               $1,684.00


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     2. POSTPONEMENT OF STATED MATURITY. The "Stated Maturity" as this term is defined in paragraph 1, page 1, of the bond instrument, as amended, of each of the Bonds, is hereby amended to read, and each of the Bonds shall mature and be payable on, January 7, 2002.

     3. NOTICE OF PREPAYMENT. The penultimate sentence in paragraph 2, page 1, of the bond instrument, as amended, of each of the Bonds, is hereby amended to read in full as follows: "Upon not less than ten (10) business days prior written notice to each Bondholder, all or any part of the unpaid principal balance or accrued but unpaid interest may be prepaid by the Company at any time, and from time to time, without premium or penalty."

     4. ACCRUAL OF INTEREST. The provisions of paragraph 2, page 1, of the bond instrument, as amended, of each of the Bonds notwithstanding, interest on the Bonds shall accrue and be payable upon the Stated Maturity thereof. In addition to the foregoing, the Company hereby acknowledges that accrued but unpaid interest in the aggregate amount of $32,709.59 was due and owing at the time of the conversion by the Bondholders of an aggregate of $375,000 original principal amount of the $400,000 original principal amount Series C Convertible Bonds on July 26, 2000 (the "Conversion Date"), and that this amount, together with interest accruing thereon commencing the Conversion Date at the "Prime Rate" as specified in the bond instrument, as amended, of each of the Series C Convertible Bonds, shall be payable upon the Stated Maturity of the remaining Series C Convertible Bonds together with regular accrued interest on such remaining Series C Convertible Bonds.

     5. CONVERSION. Each of paragraph 2, page 2, of the bond instrument, as amended, of each of the Bonds, and the last sentence of paragraph 1(d) of the Terms and Conditions of the Bonds, is hereby amended to provide that a Bondholder may, at its option, convert all or any


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portion of the unpaid principal sum and accrued unpaid interest of the Bonds into Units in accordance with the Terms and Conditions of the Bonds.

     6. UNIT PURCHASE PRICE. The Unit Purchase Price set forth in paragraph 2(c) of the Terms and Conditions of each of the Bonds is amended from "$1.10" (Series C Bonds) and from "$1.0125" (Series D Bonds) to "$0.50," respectively.

     7. WARRANT COVERAGE AND EXERCISE PRICE. The ratio of warrants to preferred stock comprising the Units specified in paragraph 1(d) of the Terms and Conditions of the Bonds is amended from "one share of Series C Convertible Preferred Stock and one Warrant" (Series C Bonds) and from "one share of Series D Convertible Preferred Stock and one Warrant" (Series D Bonds) to "one share of Series C Convertible Preferred Stock and one and one tenth Warrants" (Series C Bonds) and "one share of Series D Preferred Stock and one and one tenth Warrants" (Series D Bonds). The exercise price of the Warrants referred to in this paragraph 7 is amended from "$1.10" (Series C Bonds) and from "$1.01" (Series D Bonds) to "$0.57," respectively.

     8. GRANT OF COMMON STOCK. The Company will issue a total of Fifty Seven Thousand (57,000) shares of its common stock (the "Common Stock") to the Bondholders, and in the amounts, set forth below:

       Bondholder                                        Number of Shares
       ----------                                        ----------------
       Galen Partners III, L.P.                                51,764
       Galen Partners International III, L.P.                   5,009
       Galen Employee Fund III, L.P.                              227

     Upon the issuance thereof, such shares of Common Stock will be fully-paid and nonassessable, and free and clear of any liens, claims or encumbrances. Within ninety (90) days of the date hereof, the Company will file with the Securities and Exchange Commission a


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registration statement covering the sale of the Common Stock and will use its best efforts to cause same to be declared effective as promptly as practicable.

     9. REAFFIRMATION. Except as otherwise modified herein, the Bonds remain enforceable obligations of the Company in accordance with their original tenor, terms and conditions.





                            [Signatures on next page]


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     IN WITNESS WHEREOF, the Bondholders and the Company have caused this
Agreement to be executed by their duly authorized representatives the day and year first above written.

                              GALEN PARTNERS III, L.P.

                              By:   Claudius, L.L.C.
                                    Its General Partner



                              By:  /s/Bruce F. Wessen
                                  --------------------------------------------
                                    Bruce F. Wesson
                                    Senior Managing Member

                              GALEN PARTNERS INTERNATIONAL III, L.P.

                              By:   Claudius, L.L.C.
                                    Its General Partner



                              By:  /s/Bruce F. Wessen
                                 ---------------------------------------------
                                    Bruce F. Wesson
                                    Senior Managing Member

                              GALEN EMPLOYEE FUND III, L.P.

                              By:   Wesson Enterprises, Inc.
                                    Its General Partner



                              By:  /s/Bruce F. Wessen
                                 ---------------------------------------------
                                    Bruce F. Wesson
                                    President


                              DERMA SCIENCES, INC.:



                              By:  /s/John E. Yetter
                                 ---------------------------------------------
                                    John E. Yetter, CPA
                                    Vice President and Chief Financial Officer


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